--------------------------------------------------------------------------------

INTERNATIONAL CONSOLIDATED AIRLINES GROUP, S.A.

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

As Depositary

AND

HOLDERS AND BENEFICIAL OWNERS FROM TIME TO TIME OF AMERICAN DEPOSITARY RECEIPTS EVIDENCING AMERICAN DEPOSITARY SHARES

---------------------------------

Deposit Agreement

Dated as of January 24, 2011

--------------------------------------------------------------------------------

Table of Contents
Page
PARTIES		1
RECITALS		1
Section 1.	Certain Definitions	1
(a)	ADR Register	1
(b)	ADRs	1
(c)	ADSs	1
(d)	Beneficial Owner	1
(e)	Bylaws	2
(f)	CDI	2
(g)	CREST	2
(h)	Custodian	2
(i)	Deliver, execute, issue, et al	2
(j)	Delivery Order	2
(k)	Deposited Securities	2
(l)	Direct Registration ADR	2
(m)	Direct Registration System	2
(n)	DTC	2
(o)	DTC Participant	2
(p)	Holder	2
(q)	Pre-released ADRs	2
(r)	Securities Act of 1933	2
(s)	Securities Exchange Act of 1934	3
(t)	Shares	3
(u)	Transfer Office	3
(v)	Withdrawal Order	3
Section 2.	Form of ADR Incorporation By Reference	3
Section 3.	Deposit of Shares	5
Section 4.	Issue of ADRs
Section 5.	Distributions on Deposited Securities; Conversion of Foreign Currency	5
Section 6.	Substitution of ADRs	6
Section 7.	Cancellation and Destruction of ADRs	6
Section 8.	The Custodian	6
Section 9.	Co-Registrars and Co-Transfer Agents	7
Section 10.	Lists of Holders	7
Section 11.	Depositary's Agents	7
Section 12.	Successor Depositary	8
Section 13.	Reports	8
Section 14.	Additional Shares	9
Section 15.	Indemnification	9
Section 16.	Notices	10
Section 17.	Miscellaneous	10
TESTIMONIUM		12
SIGNATURES		12

FORM OF FACE OF ADR

Introductory Paragraph	A-1

(1) Issuance of ADRs	A-2
(2) Withdrawal of Deposited Securities	A-3
(3) Transfers of ADRs	A-3
(4) Certain Limitations	A-4
(5) Taxes; Withholding	A-5
(6) Disclosure of Interests	A-5
(7) Charges of Depositary	A-6
(8) Available Information	A-7
(9) Execution	A-7
Signature of Depositary	A-7
Address of Depositary's office	A-7

FORM OF REVERSE OF ADR	A-8

(10) Distributions on Deposited Securities	A-8
(11) Record Dates	A-9
(12) Voting of Deposited Securities	A-9
(13) Changes Affecting Deposited Securities	A-9
(14) Exoneration	A-10
(15) Resignation and Removal of Depositary; the Custodian	A-11
(16) Amendment	A-11
(17) Termination	A-12
(18) Restriction Upon Ownership	A-12

DEPOSIT AGREEMENT, dated as of January 24, 2011 (this "Deposit Agreement"), among INTERNATIONAL CONSOLIDATED AIRLINES GROUP, S.A. (the "Company") and its successors, DEUTSCHE BANK TRUST COMPANY AMERICAS, as successor depositary hereunder (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Receipts ("ADRs") issued hereunder evidencing American Depositary Shares ("ADSs") representing deposited Shares (as defined below). The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement. All capitalized terms used herein have the meanings ascribed to them in Section 1 or elsewhere in this Deposit Agreement. The parties hereto agree as follows:

1.           Certain Definitions.

(a)           "ADR Register" is defined in Paragraph (3) of the Form of ADR.

(b)           "ADRs" means the American Depositary Receipts evidencing ADSs executed and delivered hereunder. ADRs shall be executed and delivered in physical certificated form or in the form of uncertificated Direct Registration ADRs. ADRs in physical certificated form shall be substantially in the form of Exhibit A annexed hereto (the "Form of ADR"). "Partial Dividend ADRs" means ADRs which represent CDIs representing Partial Dividend Shares.  References to "ADRs" shall include uncertificated Direct Registration ADRs, unless the context otherwise requires.

(c)           "ADSs" means American depositary shares representing beneficial interests in the Deposited Securities. Subject to Paragraphs (10) and (13) of the Form of ADR, each ADS represents the right to receive five (5) CDIs.

(d)           "Beneficial Owner" means a person or entity with a beneficial interest in an ADS.

(e)           "Bylaws" means the corporate bylaws of the Company  as from time to time amended.

 (f)           "CDI" means CREST depository interest, an instrument representing Shares that enables such Shares to be held and settled electronically within CREST and shall include the rights to receive CDIs specified in Paragraph (1) of the Form of ADR.

(g)           "CREST" means Euroclear and Ireland Limited, and any successor thereto, the issuer of the CDIs. CREST serves as the central securities depository for the United Kingdom.

(h)           "Custodian" means State Street Bank & Trust Company, having its principal office at 525 Ferry Road, Crewe Toll, Edinburgh, EH5 2AW  Scotland, in its capacity as such, as the agent of the Depositary for the purposes of this Deposit Agreement named as Custodian in the Form of ADR and any additional or substitute Custodian appointed pursuant to Section 8 hereof.

1

(i)           The terms "deliver", "execute", "issue", "register", "surrender", "transfer" or "cancel", when used with respect to uncertificated Direct Registration ADRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

(j)           "Delivery Order" is defined in Section 3 hereof.

(k)           "Deposited Securities" as of any time means all CDIs at such time deposited under this Deposit Agreement and any and all other CDIs, securities, property and cash at such time held by the Depositary or the Custodian in respect or in lieu of such deposited CDIs and other CDIs, securities, property and cash.

(l)           "Direct Registration ADR" means an uncertificated ADR, the ownership of which is recorded on the Direct Registration System.

(m)           "Direct Registration System" means the direct registration system maintained by the Depositary, pursuant to which the Depositary may record the ownership of uncertificated ADRs, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.

(n)           "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants maintained in DTC, and any successor thereto.

(o)           "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.

(p)           "Holder" means the person or persons in whose name ADRs are registered on the ADR Register.

(q)           "Pre-released ADRs" has the meaning set forth in Paragraph (1) of the Form of ADR.

(r)           "Securities Act of 1933" means the United States Securities Act of 1933, as amended from time to time.

(s)           "Securities Exchange Act of 1934" means the United States Securities Exchange Act of 1934, as amended from time to time.

(t)           "Shares" mean the ordinary shares of the Company and shall include the rights to receive Shares specified in Paragraph (1) of the Form of ADR. "Partial Dividend Shares" means any and all Shares of the Company which may be issued by the Company during any given year which Shares are not entitled, by reason of the date of issuance or otherwise, to the full amount of the cash dividend paid by the Company.

(u)           "Transfer Office" is defined in Paragraph (3) of the Form of ADR.

2

(v)           "Withdrawal Order" is defined in Paragraph (2) of the Form of ADR.

2.           Form of ADR; Incorporation by Reference.

(a)           Appointment of Depositary. The Company hereby appoints the Depositary as successor depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the Deposit Agreement and the Form of ADR. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of this Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in accordance with this Deposit Agreement in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

(b)           Form of ADR. ADRs in certificated form shall be engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the Form of ADR, with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation or usage or to indicate any special limitations or restrictions to which any particular ADRs evidencing ADSs are subject. ADRs may be issued in denominations of any whole number of ADSs. ADRs in certificated form shall be dated, executed and countersigned by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary and registered in the ADR Register. ADRs in certificated form bearing the manual or facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such ADRs. Holders and Beneficial Owners shall be bound by the terms and conditions of this Deposit Agreement and of the Form of ADR, as incorporated by reference herein, regardless of whether their ADRs are uncertificated Direct Registration ADRs or certificated ADRs.

(c)           Incorporation by Reference. The terms and conditions set forth in the Form of ADR are hereby incorporated by reference herein and made a part hereof as if set forth herein, and shall be binding upon the parties hereto.

(d)           Direct Registration ADRs. Notwithstanding anything in this Deposit Agreement or in the Form of ADR to the contrary, ADSs may be evidenced by uncertificated Direct Registration ADRs, unless certificated ADRs are specifically requested by the Holder or ADSs are to be issued and delivered pursuant to the terms and conditions of (f) below.

3

(e)           Legends. The ADRs may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of this Deposit Agreement and Form of ADR as (i) may be necessary to enable the Depositary and the Company to perform their respective obligations hereunder, (ii) may be required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) may be necessary to indicate any special limitations or restrictions to which any particular ADRs or ADSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) may be required by any book-entry system in which the ADRs are held. Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, in the case of Holders, on the ADR registered in the name of the applicable Holders or, in the case of Beneficial Owners, on the ADR representing the ADSs owned by such Beneficial Owners.

(f)           Book-Entry Systems. The Depositary shall make arrangements for the acceptance of the ADSs into DTC. A single ADR in the form of a "Balance Certificate" will evidence all ADSs held through DTC and will be registered in the name of the nominee for DTC (currently "Cede & Co.") and will provide that it represents the aggregate amount of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and held through DTC and that the aggregate amount of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. The nominee for DTC will be the only "Holder" of the ADR evidencing all ADSs held through DTC. Deutsche Bank Trust Company Americas (or such other entity as is appointed by DTC or its nominee) may hold the "Balance Certificate" as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants' respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADR registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

(g)  Partial Dividend ADRs shall bear a CUSIP number that is different from the CUSIP number that is assigned to the ADRs and may be endorsed with such legend as the Depositary and the Company may agree.  Partial Dividend ADRs shall be treated for all other purposes as identical to ADRs and, on such date as the Partial Dividend ADRs shall become entitled to the full amount of any cash dividend paid by the Company on Shares, shall be converted automatically into ADRs.

4

3.           Deposit of CDIs. Subject to Paragraph (1) of the Form of ADR, in connection with the deposit of CDIs hereunder, the Depositary or the Custodian may require the following in form satisfactory to it: (a) a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons designated in such order uncertificated Direct Registration ADRs, ADRs evidencing the number of ADSs representing such deposited CDIs or ADSs representing such CDIs to the DTC Participant account number designated in such order by making the appropriate adjustments on the records of the Depositary and of DTC and its nominee (a "Delivery Order"); (b) proper endorsements or duly executed instruments of transfer in respect of such deposited CDIs; (c) instruments assigning to the Depositary or its nominee any distribution on or in respect of such deposited CDIs or indemnity therefor; and, (d) proxies entitling the Depositary to vote such deposited CDIs and/or the Shares represented thereby. As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit or pursuant to Paragraph (10) or (13) of the Form of ADR, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Depositary or its nominee, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine. Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in this Deposit Agreement.

4.           Issue of ADRs. After any such deposit of CDIs, the Custodian shall notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement, shall issue and deliver at the Transfer Office, to or upon the order of any person named in such notice, the aggregate ADSs to which such person is entitled and, if applicable, ADR(s) evidencing ADSs so issued, in each case registered as requested. ADRs may be issued by the Depositary only under circumstances contemplated in this Deposit Agreement.

5.           Distributions on Deposited Securities; Conversion of Foreign Currency.

(a)           Distributions on Deposited Securities. To the extent that the Depositary determines in good faith, after consultation with the Company to the extent practicable, that any distribution pursuant to Paragraph (10) of the Form of ADR is not practicable with respect to any Holder, the Depositary may make such distribution as it so deems practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof).

5

(b)           Conversion of Foreign Currency. Upon receipt by the Depositary or the Custodian of any foreign currency, if at the time of its receipt such foreign currency can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States for distribution to Holders entitled thereto, the Depositary shall as promptly as practicable convert or cause to be converted such foreign currency into U.S. dollars by sale or in any other manner that it may determine, and shall transfer the resulting U.S. dollars (net of its charges and expenses in effecting such conversion) to the United States and shall distribute such U.S. dollars to the Holders entitled thereto in accordance with Paragraph (10) of the Form of ADR. If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall have discretion to file such application for approval or license as it may deem desirable. If the Depositary determines in its reasonable judgment that such foreign currency is not convertible, in whole or in part, on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license which is required for such conversion is denied or in the opinion of the Depositary, after consultation with the Company to the extent practicable, is not obtainable or is not obtained within a reasonable period or at a reasonable cost, the Depositary may distribute all or part of the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto. All expenses of any such conversion shall be deducted from the proceeds thereof.

6.           Substitution of ADRs. The Depositary shall execute and deliver a new ADR of like tenor in exchange and substitution for any mutilated ADR upon cancellation thereof or in lieu of and in substitution for such destroyed, lost or stolen ADR, unless the Depositary has received written notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

7.           Cancellation and Destruction of ADRs. All ADRs surrendered to the Depositary shall be canceled by the Depositary. The Depositary is authorized to destroy ADRs so canceled in accordance with its customary practices. The Depositary shall maintain records of all ADRs surrendered and Deposited Securities withdrawn under Paragraph (1) of the Form of ADR, substitute ADRs delivered, and canceled or destroyed ADRs under this Section 7, in keeping with the procedures ordinarily followed by stock transfer agents located in The City of New York or as required by applicable law, rule or regulation.

8.           The Custodian. The Depositary shall use its best efforts under the circumstances to ensure that at all times there is a Custodian hereunder. Any Custodian in acting hereunder shall be subject to the directions of the Depositary and shall be responsible solely to it. Other than the initial Custodian appointed hereunder, the Depositary shall be responsible for the compliance by each Custodian with the provisions hereof applicable thereto. The Depositary may from time to time, after consultation with the Company, appoint one or more agents to act for it as Custodian hereunder in addition to or in lieu of the Custodian named in the Form of ADR. Each Custodian so appointed (other than the initial Custodian hereunder and Deutsche Bank Trust Company Americas) shall give written notice to the Company and the Depositary accepting such appointment and agreeing to be bound by the provisions hereof. Any Custodian may resign from its duties hereunder by at least 30 days' written notice to the Depositary and the Company. The Depositary may, after consultation with the Company, discharge any Custodian at any time upon notice to the Custodian being discharged and subject to the provisions of any agreement between such Custodian and the Depositary. Any Custodian ceasing to act hereunder as Custodian shall deliver, upon the instruction of the Depositary, all Deposited Securities held by it to a Custodian continuing to act.

6

9.           Co-Registrars and Co-Transfer Agents. The Depositary may appoint and remove (i) co-registrars to register ADRs and transfers, combinations and split-ups of ADRs and to countersign ADRs in accordance with the terms of any such appointment and (ii) co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices in addition to the Transfer Office on behalf of the Depositary. Each co-registrar or co-transfer agent (other than Deutsche Bank Trust Company Americas or its agents) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

10.           Lists of Holders. At the expense of the Company, the Company shall have the right to inspect transfer and registration records of the Depositary or its agents and the ADR Register, take copies thereof and require the Depositary or its agents to provide in electronic or print format the information contained in such transfer and registration records or the ADR Register that the Company may request. The Depositary or its agent shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses and holdings of ADSs by all Holders as of a date within seven days of the Depositary's receipt of such request. The Depositary's obligations under Article 10 of the Bylaws (or any successor provisions) are limited to and shall be satisfied by the performance of its obligations under this Section 10. Every Holder and Beneficial Owner of ADSs upon acceptance of any ADSs (or any interest therein) shall be deemed to have consented to the Depositary providing such information to the Company (or any of its designees).

11.           Depositary's Agents. The Depositary may perform its obligations. hereunder through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed. The Depositary shall use its best efforts under the circumstances to obtain, a written notice from each agent appointed hereunder (other than those agents which, on the date hereof, are acting in an agency capacity for Deutsche Bank Trust Company Americas), addressed to the Company and the Depositary accepting such appointment and agreeing to be bound by the terms of the applicable provisions hereof.

7

12.           Successor Depositary. If the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a bank or trust company having an office in the Borough of Manhattan, The City of New York, as successor depositary hereunder. Every successor depositary shall execute and deliver to its predecessor and to the Company written acceptance of its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become Depositary hereunder; but such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder and assigning all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders. Any bank or trust company into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business (including the ADR facility established pursuant to this Agreement, shall be the successor of the Depositary without the execution or filing of any document or any further act; provided, however, that such bank or trust company shall give a written notice thereof to the Company. Upon the appointment of any successor depositary hereunder, any agent of the Depositary then acting hereunder shall forthwith become such agent hereunder of such successor depositary and such successor depositary shall, on the written request of any such agent, execute and deliver to such agent any instruments necessary to give such agent authority as such agent hereunder of such successor depositary.

13.           Reports. On or before the first date on which the Company makes any communication available to holders of Deposited Securities by publication or otherwise or publicly files or submits any communication to any securities regulatory authority or stock exchange, the Company shall transmit to the Depositary a copy thereof in English or with an English translation or summary to the extent required under applicable rules of the Securities Exchange Act of 1934. In connection with any registration statement under the Securities Act of 1933 relating to the ADSs or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other and to the United States Securities and Exchange Commission or any successor governmental agency such information as shall be required to make such filings or comply with such undertakings. The Company has delivered to the Depositary and the Custodian a copy of all provisions of or governing the CDIs, the Shares and any other Deposited Securities issued by the Company and, promptly upon any change thereto, the Company shall deliver to the Depositary and the Custodian a copy (in English or with an English translation) of such provisions as so changed. The Depositary and its agents may rely upon the Company's delivery thereof for all purposes of this Deposit Agreement.

14.           Additional CDIs and/or Shares. Neither the Company nor any company controlling, controlled by or under common control with the Company shall issue additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares or rights to subscribe for any such securities or shall deposit any CDIs under this Deposit Agreement, except under circumstances complying in all respects with the Securities Act of 1933. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any CDIs identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

8

15.           Indemnification.

(a)           The Company shall indemnify, defend and save harmless each of the Depositary and its agents hereunder against any loss, liability or expense (including reasonable fees and expenses of counsel), that may arise out of (i) its acceptance and performance of its powers and duties in respect of the Deposit Agreement, except to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary or any of its agents hereunder, or (ii) any offer or sale of ADRs, ADSs, CDIs, Shares or other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to it furnished in writing to the Company by it expressly for use in any such registration statement. The Depositary shall indemnify, defend and save harmless the Company against any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by the Company in respect of the Deposit Agreement to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary or any of its agents appointed hereunder other than the initial Custodian appointed hereunder.

Notwithstanding any other provision of this Deposit Agreement or the ADRs to the contrary, neither the Company nor the Depositary, nor any of their agents, shall be liable to the other for any indirect, special, punitive or consequential damages (collectively "Special Damages") except to the extent such Special Damages arise from the gross negligence or willful misconduct of the party from whom indemnification is sought.

(b)           Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Section 15 and shall only affect its rights hereunder to the extent such failure is prejudicial) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances. No indemnified person shall compromise or settle any indemnifiable action or claim without the prior written consent of the indemnifying person (which consent shall not be unreasonably withheld or delayed).

(c)           The obligations set forth in this Section 15 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

16.           Notices.

Notice to any Holder shall be deemed given when first mailed, first class postage prepaid, to the address of such Holder on the ADR Register or received by such Holder. Notice to the Depositary or the Company shall be deemed given when first received by it at the address or facsimile transmission number set forth in (a) or (b), respectively, or at such other address or facsimile transmission number as either may specify to the other by written notice:

9

(a)	Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005, USA
Attention:  ADR Department
Fax:  (001) 212 797 0327

(b)	International Consolidated Airlines Group, S.A.
2 World Business Centre
Heathrow
Newall Road
London Heathrow Airport
Hounslow TW6 2SF
Attention: Head of Group Investor Relations
Fax: 020 8564 2950

With a courtesy copy (which shall not be deemed to be a notice hereunder)
to each of the following:

International Consolidated Airlines Group, S.A.
Calle Velázquez, 130, 28006 Madrid,
Spain
Attention Company Secretary

and

Garrigues
Hermosilla, 3 - 28001 Madrid
Spain

17.           Miscellaneous. This Deposit Agreement is for the exclusive benefit of the Company, the Depositary, the Holders, the Beneficial Owners and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person. The Holders and Beneficial Owners of ADRs from time to time shall be parties to this Deposit Agreement and shall be bound by all of the provisions hereof. If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument. The Depositary agrees to respond promptly to such reasonable inquiries or requests for information (which information is currently made available on a regular basis by the Depositary to its depositary receipt clientele) as the Company may make from time to time with respect to the depositary receipt facility created hereby.

10

18.           Governing Law; Jurisdiction.  This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Except as set forth in the following paragraph of this Section 18, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers CT Corporation System (the "Agent") now at 111 Eighth Avenue, 13th Floor, New York, New York 10011, Telephone: (212) 604-1666, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 18. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in the City of New York on the terms and for the purposes of this Section 18 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 16 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Deposit Agreement or (c) against both the Company and the Depositary, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending, and for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

11

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 18, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

12

IN WITNESS WHEREOF, INTERNATIONAL CONSOLIDATED AIRLINES GROUP, S.A. and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.

INTERNATIONAL CONSOLIDATED AIRLINES GROUP, S.A.

By:           ________________
Name:
Title:        Director

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:           ________________
Name:
Title:

By:           ________________
Name:
Title:

13

EXHIBIT A
ANNEXED TO AND INCORPORATED IN
SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT

[FORM OF FACE OF ADR]

__________ Number	No. of ADSs:
________________________ Each ADS represents five (5) CDIs

CUSIP:

AS PROVIDED IN THE BYLAWS OF INTERNATIONAL CONSOLIDATED AIRLINES GROUP, S.A. AND THE DEPOSIT AGREEMENT, THIS ADR IS SUBJECT TO CERTAIN RESTRICTIONS CONCERNING OWNERSHIP OF OR OTHER ENTITLEMENTS TO ADSs BY NON-EUROPEAN UNION NATIONALS. UNDER CERTAIN CIRCUMSTANCES THE HOLDER OF THIS ADR MAY NOT BE ENTITLED TO DIRECT THE VOTING OR OTHER POLITICAL RIGHTS OF SOME OR ALL OF THE UNDERLYING DEPOSITED SECURITIES AND SOME OR ALL OF THE UNDERLYING DEPOSITED SECURITIES MAY BE ACQUIRED BY INTERNATIONAL CONSOLIDATED AIRLINES GROUP, S.A., IN WHICH CASE THIS ADR WILL ENTITLE THE HOLDER ONLY TO THE PROCEEDS OF SUCH ACQUISITION, LESS TAXES AND EXPENSES. SEE PARAGRAPH (6) HEREOF.

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

CDIs REPRESENTING ORDINARY SHARES

of
INTERNATIONAL CONSOLIDATED AIRLINES GROUP, S.A.

(Incorporated under the laws of the Kingdom of Spain)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary (the "Depositary"), hereby certifies that ____________ is the registered owner (a "Holder") of ____________ American Depositary Shares ("ADSs"), each (subject to Paragraphs (10) and (13) representing five (5) CREST depository interests representing ordinary shares (including the rights to receive such Shares, "Shares") (including the rights to receive CDIs described in Paragraph (1), "CDIs" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited CDIs, the "Deposited Securities"), of International Consolidated Airlines Group, S.A. (the "Company"), a corporation organized under the laws of the Kingdom of Spain, deposited at the office of the Custodian appointed under the Deposit Agreement (subject to Paragraph (15), the "Custodian"), under the Deposit Agreement, dated as of January 24, 2011 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Receipts evidencing ADSs issued thereunder, each of whom, by accepting an ADR or an interest therein, agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. Notwithstanding anything contained in the Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of CDIs, Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of CDIs, Shares and other Deposited Securities, as such, shall be governed by the laws of the Kingdom of Spain, in the case of Shares and the United Kingdom, in the case of CDIs (or, if applicable, such other laws as may govern the Deposited Securities). The terms and conditions of the Deposit Agreement are hereby incorporated by reference and all capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.

(1)           Issuance of ADRs. This ADR is one of the ADRs issued under the Deposit Agreement to evidence ADSs outstanding thereunder. Subject to Paragraph (4), the Depositary may issue ADRs for delivery at the Transfer Office (defined in Paragraph (3)) only against deposit with the Custodian of: (a) CDIs in form satisfactory to the Custodian; (b) rights to receive CDIs representing Shares deposited into CREST by the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or, (c) unless requested in writing by the Company to cease doing so at least two business days in advance of the proposed deposit, other rights to receive CDIs (until such CDIs are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs") but only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute Deposited Securities), (ii) each recipient of Pre-released ADRs represents and agrees in writing with the Depositary that such recipient or its customer (a) beneficially owns such CDIs, (b) assigns all beneficial right, title and interest therein to the Depositary for the benefit of the Holders, (c) holds such CDIs for the account of the Depositary and (d) will deliver such CDIs to the Custodian as soon as practicable and promptly upon demand therefor but in no event more than five days after demand therefor and (iii) all Pre-released ADRs evidence not more than 30% of all ADSs then issued and outstanding (excluding those evidenced by Pre-released ADRs), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. In its capacity as Depositary, the Depositary shall not lend CDIs or ADRs or deliver CDIs prior to the receipt and cancellation of ADRs.

At the request, risk and expense of the person depositing CDIs, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Every person depositing CDIs under the Deposit Agreement represents and warrants that such CDIs are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such CDIs (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 ("Restricted Securities") unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 do not apply and such CDIs may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing CDIs is an "affiliate" of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 which enable the CDIs to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such CDIs will not be on the sale thereof, Restricted Securities.  Such representations and warranties shall survive the deposit of CDIs and issuance of ADRs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any CDIs required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any CDIs identified by the Company in order to facilitate the Company's compliance with the Securities Act of 1933.

(2)           Withdrawal of Deposited Securities. Holders of ADRs will be entitled to withdraw the Deposited Securities represented by the ADSs evidenced by their ADRs at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of CDIs in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any laws or governmental regulations relating to the ADRs or the withdrawal of Deposited Securities. Upon surrender of these ADRs in form satisfactory to the Depositary at the Transfer Office and upon payment of any fees, expenses, taxes or governmental charges as provided in the Deposit Agreement, subject to the terms of the Deposit Agreement and Paragraphs (4) and (5) hereof, the Holder hereof is entitled to delivery at the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR so surrendered. In connection with any surrender of an ADR for withdrawal and the delivery of the Deposited Securities represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder's written order (a "Withdrawal Order") directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder, subject to applicable laws in the Kingdom of Spain and the United Kingdom. Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable.

(3)           Transfers of ADRs. The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration of ADRs and registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name an ADR is registered on the ADR Register as the absolute owner hereof for all purposes. Subject to Paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by duly  authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it or requested by the Company. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with uncertificated Direct Registration ADRs, or vice versa, execute (if applicable) and deliver a certificated ADR or uncertificated Direct Registration ADRs, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or designated as uncertificated Direct Registration ADRs, as the case may be, substituted.

(4)           Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the first sentence of Paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this Paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of CDIs or other Deposited Securities upon any applicable register or brokerage fees applied by Spanish stock exchanges or the relevant member of such stock exchanges acting as a broker/dealer or any other person authorized under Spanish law to act in a similar capacity and (iii) any applicable charges as provided in Paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The issuance of ADRs, the acceptance of deposits of CDIs, the registration, registration of transfer, split-up or combination of ADRs or, subject to the first sentence of Paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or the Company.

(5)           Taxes; Withholding. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities directly or indirectly represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the first sentence of Paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and Beneficial Owner hereof remaining liable for any deficiency, and, if appropriate, shall reduce the number of ADSs evidenced hereby to reflect any such sales of CDIs , and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof.  In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including CDIs, Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

(6)           Disclosure of Interests. To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders, Beneficial Owners and all persons holding ADSs (or any interest therein) agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions. Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner agrees to provide such information as the Company may request in a disclosure notice (a "Disclosure Notice") given pursuant to Article 10 of the Bylaws within the time period specified in such Disclosure Notice. Each Holder and Beneficial Owner acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Bylaws which currently include, the withdrawal of the voting rights and the political rights, including, but not limited to the right to attend and speak at shareholder meetings, of such Shares

Additionally, by holding an ADR or an interest therein, each Holder and Beneficial Owner of ADRs and/or ADSs acknowledges and agrees (i) that each ADR, and the terms upon which it is held by such Holders and Beneficial Owners, is subject to the corporate bylaws of the Company (the "Bylaws"), (ii) that (except as otherwise provided in the Bylaws) such Holder's ADRs represent an interest  in CDIs which represent an interest in the Shares underlying such ADSs evidenced by ADRs, (iii) that so long as the Bylaws provide a means by which the Company may, in accordance with the Bylaws, limit the interests that Relevant Non-EU Persons (as defined in the Bylaws and including, without limitation, non EU nationals) may have in such relevant share capital (the "Foreign Interest Limitation"), such Holder and Beneficial Owner will be bound by the Foreign Interest Limitation and the Company's directors have a duty to take action in certain circumstances and in accordance with the Bylaws to enforce the Foreign Interest Limitation against such Holder and Beneficial Owner (including, without limitation, making provision for the suspension of the right of such Holder and Beneficial Owner to direct the voting of, and other political rights attaching to, the Shares underlying such Holder's and Beneficial Owner's ADRs and the forced acquisition of all or part of such Shares if a sufficient disposal or disposals of or of interests in such Shares has not been made to the Company's directors' satisfaction within 10 Business Days (as defined in the Bylaws) (or such longer period as the Company's directors consider reasonable) after service upon the Depositary or its nominee of a notice requiring such disposal) or against other Holders, Beneficial Owners or holders of Shares or the CDIs in respect of such Shares and (iv) that such Holder, to the extent it may legally do so, will provide such information as lies in its knowledge that is requested by the Company under the Bylaws, which requests may seek any information which the Company deems necessary or desirable in order to determine whether any shares are Relevant Non-EU Shares (as defined in the Bylaws) and which may include, among other things, information as to the capacity in which such Holder or Beneficial Owner holds ADRs and the nature and extent of the interests of such Holder or Beneficial Owner or other persons in the Shares underlying such Holders' ADRs.

The Company reserves the right to instruct Holders and Beneficial Owners to deliver their ADSs for cancellation and withdrawal of the Deposited Securities within five Business Days of the request therefor so as to permit the Company to deal directly with the Holder and/or Beneficial Owner thereof as a holder of Deposited Securities and all Holders and Beneficial Owners agree to comply with such instructions.  To the extent a Holder or Beneficial Owner fails to timely comply with the Company's request, the Company may take any and all actions necessary to force the Holder and/or Beneficial Owner to comply with the Company's instructions.  Each Holder and Beneficial Owner agrees to indemnify the Company, the Depositary, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any loss, liability or expense (including any and all fees and expenses of legal counsels), that may arise out of or in connection with the Company's enforcement of its rights under this paragraph (6) and the Holder's or Beneficial Owner's failure to comply with any and all of its obligations under the Deposit Agreement, the ADRs, the ADSs and any of them.

(7)           Charges of Depositary. The Depositary may charge each person to whom ADRs are issued against deposits of CDIs, including deposits in respect of CDI Distributions, Rights and Other Distributions (as such terms are defined in Paragraph (10)), and each person surrendering ADRs for withdrawal of Deposited Securities, U.S. $5.00 for each 100 ADSs (or portion thereof) delivered or surrendered. In addition, the Depositary shall be entitled to charge the following fees for the services performed under the terms of the Deposit Agreement:  (a) to any holder of ADSs (including, without limitation, Holders), a fee not in excess of U.S. $ 2.00 per 100 ADSs  held for the distribution of cash proceeds, including cash dividends or sale of rights and other entitlements, not made pursuant to a cancellation or withdrawal; and (b) for the operation and maintenance costs in administering the ADSs an annual fee of U.S. $ 2.00 per 100 ADSs; provided, however, that if the Depositary imposes a fee under this clause (b), then the total of fees assessed under this clause (b), combined with the total of fees assessed under clause (a) of this sentence on cash dividends declared by the Company and distributed under the Deposit Agreement, shall not exceed U.S. $ 2.00 per 100 ADSs in any calendar year.  The Depositary may sell (by public or private sale) sufficient securities and property received in respect of CDI Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The Company will pay all other charges and expenses of the Depositary and any agent  of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders and Beneficial Owners or persons depositing CDIs), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders or Beneficial Owner delivering CDIs, ADSs (or any interest therein) or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing CDIs or Holders or Beneficial Owners withdrawing Deposited Securities; there are no such fees in respect of the CDIs as of the date of the Deposit Agreement) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency). These charges may be changed in the manner indicated in Paragraph (16).

(8)           Available Information. The Deposit Agreement, the provisions or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders and Beneficial Owners at the offices of the Depositary and the Custodian and at the Transfer Office. At the written request of the Company, the Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. As of the date of the Deposit Agreement, the Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act on its Internet Web site (www.iagshareholders.com) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Company become subject to the periodic reporting or other informational requirements under the Exchange Act, it will be required in accordance therewith to file reports and other information with the U.S. Securities and Exchange Commission.  The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Company is not complying with those requirements.

(9)           Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

DEUTSCHE BANK TRUST
COMPANY AMERICAS, as Depositary

By: _____________________________
Vice President

The address of the Transfer Office of the Depositary is 60 Wall Street, New York, New York 10005, U.S.A.

[FORM OF REVERSE OF ADR]

(10)           Distributions on Deposited Securities. Subject to Paragraphs (4) and (5) and any restrictions imposed by English and Spanish law, regulation or applicable permit, to the extent practicable, the Depositary will promptly distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs: (a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this Paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If the Depositary determines that any foreign currency received by it cannot be converted on a reasonable basis and transferred to the United States, the Depositary may distribute the foreign currency received by it or, at its sole discretion, hold such foreign currency, uninvested and without liability for interest thereon. (b) CDIs. (i) Additional ADRs evidencing whole ADSs representing any CDIs available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of CDIs (a "CDI Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of CDIs received in a CDI Distribution, which CDIs would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights. (i) Warrants or other instruments in the good faith discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional CDIs or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). (d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, CDI Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem, after consultation with the Company to the extent practicable, lawful, equitable and practicable, or (ii) to the extent the Depositary deems, after consultation with the Company to the extent practicable, distribution of such securities or property not to be  lawful, equitable or practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions). Notwithstanding anything herein to the contrary, the Company shall have no obligation to either (i) register any ADSs, CDIs, Shares, Rights or other securities described in this Paragraph (10) under the Securities Act of 1933 or (ii) take other actions to permit the distribution of such ADSs, CDIs, Shares, Rights or other securities in accordance with applicable U.S. securities laws.

(11)           Record Dates. The Depositary may, after consultation with the Company, if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company with respect to the Shares) for the determination of the Holders who shall be responsible for any fees and costs assessed by the Depositary under paragraph (7) hereof as well as for the determination of Holders entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.

(12)           Voting of Deposited Securities. Upon receipt from the Company of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, fix a record date as provided in paragraph (11) above and mail to the Holders and/or Beneficial Owners, as directed by the Company in such written request, a notice  stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Security.

(13)           Changes Affecting Deposited Securities. Subject to Paragraphs (4) and (5) the Depositary may, in its discretion, amend the terms and conditions of the ADRs or ADSs or distribute additional or amended ADRs or ADSs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any CDI Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend the terms and conditions of the ADRs or ADSs or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

(14)           Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if law, regulation, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement, this ADR or the ADSs evidenced by this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, this ADR or the ADSs evidenced by this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting CDIs for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, the Company and the respective agents of each of them may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. None of the Depositary, the Custodian or the Company shall incur any liability (a) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs or (b) to Holders, Beneficial Owners and/or any third parties for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise.   The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, CDIs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company, or for any action or non action by it in reliance upon the opinion, advice of or information from legal counsel, accountants, any person presenting CDIs for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in the Deposited Securities, this ADR or the ADSs evidenced by this ADR. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company against losses incurred by the Company under certain circumstances. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

(15)           Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary; such resignation or removal shall take effect upon the appointment of and acceptance by a successor depositary. The Depositary may, after consultation with the Company, appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(16)           Amendment. Subject to the first sentence of Paragraph (2), the ADRs, the ADSs evidenced by the ADRs and the Deposit Agreement may be amended by the Company and the Depositary without the consent of the Holders or Beneficial Owners in any respect, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall become effective 30 days after notice of such amendment shall have been given to the Holders and Beneficial Owners. Every Holder and Beneficial Owner of an ADS (or any interest therein) at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADS (or any interest therein), to consent and agree to such amendment and to be bound by the Deposit Agreement and, if applicable, the ADR(s), as so amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to cancel such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or CDIs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders and Beneficial Owners, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the Form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement, the ADRs and the ADSs evidenced by the ADRs at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement and, if applicable, the ADR, in such circumstances may become effective before a notice of such amendment or supplement is given to Holders and Beneficial Owners or within any other period of time as required for compliance.

(17)           Termination. The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.